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                                                                  EXHIBIT 10(p)

                   AGREEMENT CONCERNING QUALIFIED TERMINATION


     This Agreement made this __ day of __________, 1997 between CML Group, Inc. (the "Company") and __________________________________________ (the "Employee").

     WHEREAS, the Employee is a member of the corporate staff located at the Company's executive offices in Acton, Massachusetts and/or a key member of the Company's management team;

     WHEREAS, the Company recognizes that the possibility of acquisition of the Company's business by a third party, disposition by the Company of one or more of its principal business assets or segments, or formation of a strategic alliance or similar business arrangement (each, hereinafter referred to as "Major Company Event") may result in the departure or distraction of the Employee to the detriment of the Company and its shareholders; and

     WHEREAS, the Company wishes to assure the Employee of a continuing compensation benefit should his/her employment be terminated following a Major Company Event;

     NOW THEREFORE, in consideration of these premises and other good and valuable considerations, the parties agree as follows:

     1. In the event the Company elects to terminate the Employee's employment prior to or following the occurrence of a Major Company Event because, as determined by the Board of Directors or the Compensation Committee of the Board of Directors, the Employee's services are no longer required (hereinafter, a "Qualified Termination"), the Company shall pay to the Employee from and after the date of such termination an amount ("Termination Payment") equal to the product of (a) the Employee's then monthly base salary and (b) the number of years (any fraction of a year to be included as a full year) that the Employee has been a full-time employee of the Company or any of its subsidiaries, PROVIDED, HOWEVER, that in no event may the number determined pursuant to clause
(b) exceed twenty-four (24).

     2. The Termination Payment shall be paid to the Employee by the Company in substantially equal monthly installments on the first day of each month, commencing on the first day of the month immediately following the Employee's Qualified Termination or, if the Board of Directors otherwise decides, in a lump sum cash payment within 30 days following the Employee's Qualified Termination. In addition to the Termination Payment, the Company, at no cost to the Employee, shall provide the Employee with health insurance (including medical and dental coverage), life insurance, long-term disability ("Termination Benefits") substantially identical in amount and coverage to similar benefits provided to the Employee immediately prior

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to the Employee's Qualified Termination. The Termination Benefits shall be provided for the greater of (i) the number of months equal to the result obtained by dividing (x) the Termination Payment by (y) the Employee's monthly base salary and (ii) six (6) months. Any health care continuation benefits which the Company is required to provide pursuant to Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974 as amended shall begin upon the cessation of the Termination Benefits.

     3. In the event that the Employee has an employment contract or any other agreement with the Company which entitles him/her to any severance payments upon the termination of employment, the amount of any payments under paragraph 1 shall be reduced (but not below zero) by the payments to be made under such other agreement.

     4. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Employee shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

     5. Nothing in this Agreement shall be construed as limiting the Company's right to terminate the Employee's employment, and the payments required pursuant to this Agreement shall only apply if such termination is a Qualified Termination.

     6. Any notices hereunder shall be in writing and shall be deemed given five days after mailing in the continental United States by registered or certified mail, or upon personal receipt after delivery, telex, telecopy or telegram, to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:

     To the Company:          CML Group, Inc.
                              524 Main Street
                              Acton, MA 01720

     To the Executive:        At his/her home address, as last shown on the
                              records of the Company

     7. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any jurisdiction, it shall continue to be enforceable in all other jurisdictions and in any event the remaining provisions shall remain in full force and effect to the fullest extent permitted by law.

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     8. This Agreement shall be binding upon and inure to the benefit of the parties and their successors. If the Employee dies while any amounts are still owing under this Agreement, such amounts shall be paid to the Employee's estate or to such person as the Employee shall have designated in writing to the Company. This Agreement shall not otherwise be assignable by the Employee.

     9. This Agreement may not be amended unless agreed to in writing by the Employee and the Company. No waiver by either party of any breach of this Agreement shall be deemed a waiver of a subsequent breach.

     10. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           CML GROUP, INC.



                                           By __________________________________



                                           _____________________________________
                                           Employee








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